As filed with the Securities and Exchange Commission on May 28, 2021.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SemiLEDs Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-2735523 (I.R.S. Employer Identification Number)
3F, No.11 Ke Jung Rd., Chu-Nan Site,
Hsinchu Science Park, Chu-Nan 350,
Miao-Li County, Taiwan, R.O.C.
+886-37-586788
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
A Registered Agent, Inc.
8 The Green, STE A
Dover, DE 19901
(302) 288-0670
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Brett Cooper
Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(1)
Common Stock, $0.0000056 par value per share(4)(10)	—	—	—	—
Preferred Stock, $0.0000056 par value per share(5)(10)	—	—	—	—
Warrants(6)(10)	—	—	—	—
Rights to purchase common stock, preferred stock or units(7)(9)	—	—	—	—
Units(8)(9)	—	—	—	—
TOTAL	$30,000,000		$30,000,000(10)	$3,273.00(11)
(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(4)
Subject to note (10) below, there is being registered an indeterminate number of shares of common stock. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(5)
Subject to note (10) below, there is being registered an indeterminate number of shares of preferred stock. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(6)
Subject to note (10) below, there is being registered hereunder an indeterminate amount and number of warrants. The warrants may represent the right to purchase shares of common stock or shares of preferred stock.

(7)	Subject to note (10) below, there is being registered an indeterminate number of rights that may represent a right to purchase common shares, preferred shares or units.
(8)
Subject to note (10) below, there is being registered an indeterminate number of units. Each unit will be issued under a unit agreement and will represent an interest in a combination of one or more of the securities registered hereunder.

(9)
Subject to note (10) below, this registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the shares of preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the shares of preferred stock or warrants.

(10)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $30,000,000 or the equivalent thereof in one or more foreign currencies or foreign currency units. Such amount represents the offering price of any shares of common stock or shares of preferred stock, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issuable upon the exercise of rights. Any offering of securities denominated other than in United States dollars will be treated as the equivalent of United States dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(11)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 28, 2021
PROSPECTUS

SemiLEDs Corporation

$30,000,000
Common Stock
Preferred Stock
Warrants
Rights to Purchase Common Stock, Preferred Stock or Units
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and rights to purchase common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $30,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “LEDS.” On May 27, 2021, the closing price of our common stock was $9.54.
This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $24.8 million which was calculated based on 2.4 million shares of our common stock outstanding held by non-affiliates and at a price of $10.22 per share, the closing price of our common stock on May 6, 2021. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 4 of this prospectus.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2021

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $30,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
The terms the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to SemiLEDs Corporation, unless we state otherwise or the context indicates otherwise.

THE COMPANY
Overview
We develop, manufacture and sell light emitting diode (LED) chips and LED components, LED modules and systems. Our products are used for general lighting and specialty industrial applications, including ultraviolet, or UV, curing of polymers, LED light therapy in medical/cosmetic applications, counterfeit detection, germicidal and viricidal devices LED lighting for horticulture applications, architectural lighting and entertainment lighting.
Utilizing our patented and proprietary technology, our manufacturing process begins by growing upon the surface of a sapphire wafer, or substrate, several very thin separate semiconductive crystalline layers of gallium nitride, or GaN, a process known as epitaxial growth, on top of which a mirror-like reflective silver layer is then deposited. After the subsequent addition of a copper alloy layer and finally the removal of the sapphire substrate, we further process this multiple-layered material to create individual vertical LED chips.
We package our LED chips into LED components, which we sell to distributors and a customer base that is heavily concentrated in a few select markets, including Taiwan, the United States, the Netherlands, Germany and India. We also sell our “Enhanced Vertical,” or EV, LED product series in blue, white, green and UV in selected markets. We sell our LED chips to packagers or to distributors, who in turn sell to packagers. Our lighting products customers are primarily original design manufacturers, or ODMs, of lighting products and the end-users of lighting devices. We also contract other manufacturers to produce for our sale certain LED products, and for certain aspects of our product fabrication, assembly and packaging processes, based on our design and technology requirements and under our quality control specifications and final inspection process.
We have developed advanced capabilities and proprietary know-how in:
•	reusing sapphire substrate in subsequent production runs;
•	optimizing our epitaxial growth processes to create layers that efficiently convert electrical current into light;
•	employing a copper alloy base manufacturing technology to improve our chip’s thermal and electrical performance;
•	utilizing nanoscale surface engineering to improve usable light extraction;
•	manufacturing extremely small footprint LEDs with optimized yield, ideal for Mini LED applications;
•	developing a LED structure that generally consists of multiple epitaxial layers which are vertically-stacked on top of a copper alloy base;
•	developing low cost Chip Scaled Packaging (CSP) technology; and
•	developing multi-pixel Mini LED packages for commercial displays.
These technical capabilities enable us to produce LED chips, LED component, LED modules and System products. We believe these capabilities and know-how should also allow us to reduce our manufacturing costs and our dependence on sapphire, a costly raw material used in the production of sapphire-based LED devices.
Corporate Information
We were incorporated in the state of Delaware on January 4, 2005. Our principal executive offices are located at 3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. Our telephone number is +886-37-586788. Our website address is www.semileds.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.
Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.
The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended August 31, 2020, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain terms of our common stock describes material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”), as well as the relevant portions of the Delaware General Corporation Law (“DGCL”).
General
Under our Certificate of Incorporation, we are authorized to issue two classes of stock to be designated, respectively, “Common Stock” and Preferred Stock”. The total number of shares which the Corporation is authorized to issue is 7,500,000 shares, consisting of 7,500,000 shares of Common Stock, par value $0.0000056 per share, and no shares of Preferred Stock, par value $0.0000056 per share.
As of May 27, 2021, there were 4,068,823 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and each holder does not have cumulative voting rights.
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
Voting Rights
Except as may be otherwise provided in the Certificate of Incorporation or Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Dividend Rights
The directors of the Corporation, subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Antitakeover Provisions
The Certificate of Incorporation and Bylaws, as currently in effect, contain provisions that may have the effect of delaying, deferring or preventing a change in control of the Corporation’s ownership or management. They provide for:
•
subject to the rights of the holders of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders, and no action shall be taken by the stockholders by written consent;

•
the provisions in the Certificate of Incorporation may not be amended or repealed in any respect unless such amendment or repeal is approved by the affirmative vote of the record holders of at least a majority of the total voting power of all issued and outstanding shares entitled to vote thereon;

•
an advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders shall be given in the manner provided in the Corporation’s Bylaws;

•
each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held, and no stockholder will be permitted to cumulate votes, at any election of directors;

•	removal of directors only with cause, and by the holders of a majority of the shares then entitled to vote at an election of directors, voting together as a single class;
•	no reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office;
•
the calling of special meetings of shareholders only by the president, a majority of the board of directors or the holders of not less than 25% of all votes entitled to be cast on the matters to be considered at such meeting; and

•	the issuance of preferred stock by the board without further action by the shareholders.
Antitakeover Effects of Provisions of Delaware Law
Delaware Takeover Statute. The Corporation is subject to the provisions of Section 203 of the DGCL and has adopted additional provisions in its Certificate of Incorporation for the approval, adoption, or authorization of business combinations. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise.

Limitations of Liability and Indemnification Matters
The Corporation’s Bylaws states that to the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a corporation’s directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Transfer Agent And Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, and its address is 1218 Third Avenue, Suite 1700, Seattle, Washington 98101.
Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “LEDS.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•	the title of such securities;
•	the offering price or prices and aggregate number of warrants offered;
•	the currency or currencies for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise Of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability Of Rights By Holders Of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.
Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, dealers or agents participating in the offering, if any;
•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;
•	any option, under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of SemiLEDs Corporation appearing in SemiLEDs Corporation’s Annual Report (Form 10-K) for the year ended August 31, 2020 have been audited by KCCW Accountancy Corp, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.
Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.semileds.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:
1.	our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on November 17, 2020;
2.	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2020 and February 28, 2021, filed with the SEC on January 14, 2021 and April 12, 2021, respectively;
3.	our Current Reports on Form 8-K filed with the SEC on September 4, 2020, September 28, 2020, October 5, 2020, January 21, 2021 and April 23, 2021, and
4.
the description of our common stock, contained in our registration statement on Form 8-A, filed on December 2, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Christopher Lee, 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. or you may call us at +886-37-586788.

$30,000,000
SemiLEDs Corporation
Common Stock
Preferred Stock
Warrants
Rights to Purchase Common Stock, Preferred Stock or Units
Units
PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of an amount of up to $30,000,000 of shares of our securities registered under this registration statement, other than any underwriting discounts and commissions. All amounts, except the SEC registration fee, are estimates.
SEC registration fee	$3,273.00
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Stock exchange listing fees	(1)
Printing, FINRA filing fee (if applicable) and miscellaneous expenses	(1)
Total	(1)
(1)
These fees will be dependent on the number and amount of securities offerings under this registration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.	Indemnification of Directors and Officers
We are governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
Our amended and restated certificate of incorporation and amended and restated bylaws authorizes the indemnification of our officers and directors, consistent with Section 145 of the DGCL.
We have entered into indemnification agreements with each of our directors and officers. which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16.	Exhibits
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act as indicated in parentheses:
Exhibit Number	Document
1.1*	Form of Underwriting Agreement.

3.1
Amended and Restated Certification of Incorporation; incorporated by reference to 3.1(c) to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-168624), filed with the Securities and Exchange Commission on November 22, 2010.

3.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2016.

3.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation; incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2018.

3.4
Amended and Restated Bylaws of the Registrant; incorporated by reference to Exhibit 3.2(b) to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-168624) filed with the Securities and Exchange Commission on November 22, 2010.

4.1
Form of Common Stock Certificate; incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-168624) filed with the Securities and Exchange Commission on November 22, 2010.

4.2*	Form of Preferred Stock Certificate.

4.3*	Form of Certificate of Designation of Preferred Stock.

4.4*	Form of Warrant.

4.5*	Form of Warrant Agreement.

4.6*	Form of Rights Certificate.

4.7*	Form of Unit.

4.8*	Form of Unit Agreement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP (filed herewith).

23.1	Consent of Opinion of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Consent of KCCW Accountancy Corp (filed herewith).

24.1	Powers of Attorney (included as part of the signature page hereof).
*	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hsinchu, Taiwan on May 28, 2021.
SEMILEDS CORPORATION

By:	/s/ Trung Tri Doan
Trung Tri Doan Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trung Tri Doan and Christopher Lee, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Trung Tri Doan	Chairman and Chief Executive Officer (Principal Executive Officer)	May 28, 2021
Trung Tri Doan

/s/ Christopher Lee	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 28, 2021
Christopher Lee

/s/ Walter Michael Gough	Director	May 28, 2021
Walter Michael Gough

/s/ Edward K. Hsieh	Director	May 28, 2021
Dr. Edward Kuan Hsiung Hsieh

/s/ Roger Lee	Director	May 28, 2021
Roger Lee

/s/ Scott R. Simplot	Director	May 28, 2021
Scott R. Simplot